             COMMERCIAL REVOLVING LOAN AND SECURITY AGREEMENT


     THIS COMMERCIAL REVOLVING LOAN AND SECURITY AGREEMENT is dated July 31, 1997, by and among COGNITRONICS CORPORATION, a New York corporation with an office at 3 Corporate Drive, Danbury, Connecticut 06810-4130 (the "Borrower") and FLEET NATIONAL BANK, a national banking association with an office located at 1 Landmark Square, Stamford, CT 06901 ("Fleet").
RECITALS
     A. Borrower has requested that Fleet extend to Borrower a $2,000,000.00 revolving loan facility.
     B. The proceeds of the revolving loan facility shall be used to replace an existing line of credit and to support additional working capital requirements.
     C. Fleet is willing to extend the revolving loan facility to Borrower subject to the terms and conditions contained herein.
AGREEMENT
     In consideration of the Recitals, the terms and conditions contained in this Agreement, and other good and valuable consideration, Borrower and Fleet agree as follows:
     I.     DEFINITIONS
     1.01 DEFINED TERMS. The following terms shall have the following meanings when used in the Agreement:
          (a) "Account" shall have the same meaning as defined in Section 9-106 of the Uniform Commercial Code.
          (b)     "Affiliate", as applied to any Person, means any other
Person directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person, whether through the ownership of voting securities or by contract or otherwise.
          (c) "Agreement" shall mean this Commercial Revolving Loan and Security Agreement as the same from time to time may be amended, supplemented or modified.
          (d) "Borrowing Base" shall mean an amount which shall not exceed the lesser of the following: (i) $2,000,000.00; or (ii) 75% of Eligible Accounts Receivable.
          (e) "Borrowing Date" shall mean the date on which the Revolving Loan is disbursed to Borrower.
          (f) "Capital Assets" shall mean assets that in accordance with GAAP are required or permitted to be depreciated or amortized on Borrower's balance sheet.
          (g)     "Capital Leases" shall mean capital leases, conditional
sales contracts and other title retention agreements relating to the purchase or acquisition of Capital Assets.
          (h) "Change of Control" shall mean the transfer, sale, assignment, or pledge, in any manner whatsoever, which has the effect of transferring more than fifty percent (50%) of the voting stock of Borrower to any Person who is not a shareholder of Borrower as of the date of this Agreement.
          (i)     "Collateral" shall mean the property of Borrower described in  Section VII below.
          (j)     "Default(s)" shall mean any of the events specified in
Section 8.01 below, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
          (k) "Dollars" and "$" shall mean lawful currency of the United States of America.
          (l)     "Earnings Before Interest and Taxes ("EBIT")" shall mean,
for the applicable period, income from continuing operations before interest and tax expense, determined in accordance with GAAP.
          (m) "Eligible Accounts Receivables" shall mean an Account or Accounts in which Fleet has a perfected first priority security interest and is not past due more than eighty-nine (89) days from the date set forth on the original invoice evidencing such Account, arising from the sale of goods or the performance of services by Borrower in the ordinary course of its business, which conforms to the warranties set forth in Section V(t) and which:
          (i) reflects all credits for the particular Account debtor as shown on the schedule setting forth the aging submitted by Borrower as required in Section 6.01(c);
          (ii)     is an Account upon which Borrower's right to receive
payment is absolute and not contingent upon the fulfillment of any condition whatsoever;
          (iii) does not arise from a sale or sales to an Affiliate, parent, or subsidiary of Borrower;
          (iv) does not arise from the exchange or barter of any goods or services;
          (v) does not arise from a contract containing a prohibition against assigning or granting a security interest;
          (vi) is not an Account arising from a sale to an Account debtor which is an inventory or trade supplier of Borrower;
          (vii) is not an Account of an Account debtor which has suspended business, made a general assignment for the benefit of creditors, committed any act of insolvency, filed or have had filed against it any petition under any bankruptcy law or any other laws for the relief of debtors;
          (viii)     is not an Account to which an Account debtor has
objected, in any material respect, to the quality or quantity of goods or services of Borrower sold, or shall have rejected, returned, or refused to accept such goods or services;
          (ix) is not an Account which is, in Fleet's judgment, an Account of an Account debtor which is an undue credit risk or otherwise unacceptable to Fleet in its sole discretion; and
          (x) is not an Account subject to any dispute, offset, defense or counterclaim and cannot be offset by any amounts payable by Borrower;
          (n) "Environmental Laws" shall mean all present and future laws, statutes, ordinances, rules, regulations, orders, codes, licenses, permits, decrees, judgments, directives or the equivalent of or by any Governmental Authority relating to or addressing the protection of the environment or human health.
          (o)     "Equipment" shall have the same meaning as defined in
Section 9-109(2) of the Uniform Commercial Code.
          (p) "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated pursuant to said Act, as amended from time to time.
          (q) "Event(s) of Default" shall mean any of the events specified in
Section 8.01 below, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.
          (r) "GAAP" shall mean generally accepted accounting principals applied in a manner consistent with that employed in the preparation of the financial statements described in Section 6.01 below.
          (s)     "Governmental Authority" shall mean any nation or
government, any state or other political subdivision, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.
          (t) "Hazardous Materials" shall mean any material or substance that, whether by its nature or use, is now or hereafter defined as hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Laws which is toxic, explosive, corrosive, inflammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is now or hereafter regulated under any Environmental Laws, or which is or contains petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product.
          (u) "Indebtedness" shall mean all obligations that in accordance with GAAP should be classified as liabilities upon Borrower's balance sheet as liabilities or to which reference should be made by footnotes to the balance sheet.
          (v)     "Intangible Assets" shall mean assets that in accordance
with GAAP are properly classifiable as intangible assets, including, but not limited to, goodwill, franchises, licenses, patents, trademarks, trade names and copyrights.
          (w) "Interest" shall mean, for the applicable period, all interest paid or payable, including, but not limited to, interest paid or payable on Indebtedness and on Capital Leases, determined in accordance with GAAP.
          (x)     "Interest Coverage Ratio" shall mean the ratio of (i) EBIT to (ii) Interest.
          (y)     "Inventory" shall have the same meaning as defined in
Section 9-109(4) of the Uniform Commercial Code.
          (z) "Lien" shall mean any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).
          (aa) "Loan" shall mean the Revolving Loan made by Fleet to Borrower pursuant to the Agreement.
          (ab) "Loan Documents" shall mean this Agreement, the Note, and all other documents or agreements executed in connection with this Agreement, together with any amendments, supplements or modifications hereto or thereto.
          (ac)     "Maturity Date" shall mean the Revolving Loan Maturity
Date.
          (ad)     "Note" shall mean the Revolving Loan Note.
          (ae) "Obligations" shall mean and include all loans, advances, interest, indebtedness, liabilities, obligations, guaranties, covenants and duties at any time owing by Borrower to Fleet of every kind and description, whether or not evidenced by any note or other instrument, whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including but not limited to the indebtedness, liabilities and obligations arising under this Agreement, the Note, and the other Loan Documents, and all costs, expenses, fees, charges, expenses and attorneys', paralegals', and professionals' fees incurred in connection with any of the foregoing, or in any way connected with, involving or related to the preservation, enforcement, protection, and defense of this Agreement, the Note, the other Loan Documents, any related agreement, document or instrument, any Lien, the Collateral, and the resulting rights and remedies.
          (af) "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or any other juridical entity, or a government or state or any agency or political subdivision thereof.
          (ag) "Plan" shall mean any plan of a type described in Section 4021(a) of ERISA in respect of which Borrower is an "employer" as defined in
Section 3(5) of ERISA.
          (ah) "Post Default Rate" shall mean at any time a rate of interest equal to 4.0% per annum in excess of the rate that would be in effect on the date of default.
          (ai) "Prime Rate" shall mean the rate of interest established from time to time by Fleet as its "prime rate."
          (aj)     "Reportable Event" shall mean any of the events set forth
in Section 4043(b) of ERISA or the regulations thereunder.
          (ak)     "Revolving Loan" shall mean the Loan made pursuant to
Section 2.01 below.
          (al)     "Revolving Loan Maturity Date" shall mean June 30, 1998.
          (am)     "Revolving Loan Note" shall mean the Note referred to in
Section 2.01 below.
          (an) "Revolving Loan Commitment" shall mean the obligation of Fleet to make Revolving Loans to Borrower during the Revolving Loan Commitment Period pursuant to the terms of this Agreement as such Commitment is described in Section 2.01 below.
          (ao) "Revolving Loan Commitment Period" shall mean the period from the date of this Agreement until the Revolving Loan Maturity Date.
          (ap) "Subsidiary or Subsidiaries" of any Person shall mean any corporation or corporations of which the Person or one or more of its Subsidiaries, owns, directly or indirectly, at least a majority of the securities having ordinary voting power for the election of directors.
          (aq) "Tangible Net Worth" shall mean Total Net Worth minus Intangible Assets.
          (ar) "Total Assets" shall mean total assets determined in accordance with GAAP.
          (as) "Total Current Assets" shall mean total current assets determined in accordance with GAAP.
          (at) "Total Current Liabilities" shall mean total current Indebtedness determined in accordance with GAAP.
          (au)     "Total Liabilities" shall mean total Indebtedness
determined in accordance with GAAP.
          (av)     "Total Net Worth" shall mean, for the applicable period,
the excess of Total Assets minus Total Liabilities.
     1.02 ACCOUNTING TERMS. Except as otherwise specifically set forth in this Agreement, each accounting term used in this Agreement shall have the meaning given to it under GAAP. Any dispute or disagreement between Borrower and Fleet relating to the determination of GAAP shall, in the absence of manifest error, be conclusively resolved for all purposes by the written opinion delivered to Fleet, of independent accountants selected by Borrower and approved by Fleet for the purposes of auditing the periodic financial statements of Borrower.
     II.     LOAN FACILITY.
     2.01 REVOLVING LOAN. Subject to the terms and conditions, and relying upon the representations and warranties set forth in this Agreement, Fleet agrees to make revolving loans (a "Revolving Loan") to Borrower at any time until terminated as provided in Section 3.02 below, in the principal amount which shall not exceed the Borrowing Base in the aggregate at any time. In addition to this Agreement, the Revolving Loan shall be evidenced by the Commercial Revolving Promissory Note of this date, a copy of which is attached as Exhibit "A" (the "Revolving Loan Note")
          (a) Procedure For Revolving Loan Borrowing. Provided that the Revolving Loan Commitment has not been terminated as provided in Section 3.02 below, during the Revolving Loan Commitment Period Borrower may borrow under the Revolving Loan Commitment by giving Fleet irrevocable notice of a request for a Revolving Loan on or before the date such borrowing is to be made, such irrevocable notice setting forth (A) the amount of the Loan requested, which shall not be less than $5,000, and (B) the requested Borrowing Date. Such notice must be written (including, without limitation, via facsimile transmission) and shall be sufficient if received by 11:00 a.m. (Eastern Standard Time) on the date on which such notice is to be given. Unless notification is otherwise furnished by Borrower to Fleet (in a manner consistent with the requirements of this Section 2.01(a)), Revolving Loans will be made by credits to Borrower's deposit account maintained with Fleet.
     2.02     OTHER EVENTS.
          (a)     In the event that, after the date hereof, any enactment of or change in applicable law, regulation, condition, directive or interpretation thereof (including any request, guideline or policy whether or not having the force of law and including, without limitation, Regulation D promulgated by the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect) by any authority charged with the administration or interpretation thereof:
          (i) subjects Fleet to a tax with respect to any Loan (other than any tax measured by or based upon the overall net income of Fleet or any branch or office thereof, imposed by the United States of America or by any other jurisdiction in which Fleet is qualified to do business or any political subdivision or taxing authority); or
          (ii) changes the basis of taxation or payment to Fleet of principal of or interest on any Loan or any Revolving Loan Commitment under this Agreement or any other amounts payable (other than any tax measured by or based upon the overall net income of Fleet or any branch or office, imposed by the United States of America or by any other jurisdiction in which Fleet is qualified to do business or any political subdivision or taxing authority therein); or
          (iii) imposes, modifies or deems applicable any reserve or deposit requirements against any assets held by, deposits with or for the account of, or loans or commitments by, an office of Fleet in connection with payments by Fleet under this Agreement; or
          (iv) imposes upon Fleet any other condition with respect to any amount paid or payable to or by Fleet pursuant to this Agreement;
and the result of any of the foregoing is to increase the cost to Fleet of making the payment or maintaining its commitment or to reduce the amount of the payment receivable by Fleet or to require Fleet to make the payment on or calculated by reference to the gross amount of the sum received by it pursuant to this Agreement, in each case by an amount which Fleet in its reasonable judgment deems material, then:
     (A) Fleet shall promptly notify Borrower in writing of the happening of such event;
     (B)     Fleet shall promptly deliver to Borrower a certificate stating the change which has occurred or the reserve requirements or other conditions which have been imposed on Fleet or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction or payment and the way in which such amount has been calculated; and
     (C)     Borrower shall pay to Fleet within thirty (30) days after
delivery of the certificate referred to in clause (B) above such an amount or amounts as will reasonably compensate Fleet for such additional cost, reduction or payment.
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          (b)     No failure on the part of Fleet to demand compensation under subsection (a) above on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion and no failure on the part of Fleet to deliver any certificate in a timely manner shall in any way reduce any obligations of Borrower to Fleet under this Section 2.02.
     III.     INTEREST, TERM AND FEES.
     3.01     INTEREST RATE.
          (a) The Note shall bear, and Borrower promises to pay, interest on the indebtedness on the terms and conditions set forth in the Note. The LIBOR borrowing option will be made available at 30, 60, and 90-day intervals, as determined to be available and appropriate by Fleet.
          (b)     Lawful Interest.    It is the intent of the parties that the
rate of interest and all other charges to Borrower be lawful. If for any reason the payment of a portion of interest, fees or charges as required by this Agreement would exceed the limit established by applicable law which a commercial lender such as Fleet may charge to a commercial borrower such as Borrower, then the obligation to pay interest or charges shall automatically be reduced to such limit and, if any amounts in excess of such limits shall be paid, then such amounts shall be applied to the unpaid principal amount of the Obligations of Borrower to Fleet or refunded so that under no circumstances shall the interest or charges required hereunder exceed the maximum rate allowed by law.
     3.02 TERM AND TERMINATION. Unless sooner terminated as a result of the occurrence of an Event of Default, the Revolving Loan Commitment shall terminate and be due and payable in full on the Revolving Loan Maturity Date. Upon termination of the Revolving Loan Commitment, Borrower shall have no ability to receive, and Fleet shall have no obligation to make any further advances under the Revolving Loan Commitment. All of the rights, interest, and remedies of Fleet and Obligations of Borrower under this Agreement and the other Loan Documents shall survive termination of the Revolving Loan
Commitment until all of the Obligations of Borrower are fully satisfied.
     3.03 REPAYMENTS. Any payments made by Borrower to Fleet shall be credited first to late charges, then to costs and expenses, then to accrued and unpaid interest and then to the outstanding principal balance due in the inverse order of maturity.
     3.04     PREPAYMENTS.
          (a) Prime Rate Loans. If the interest rate selected by the Borrower is Fleet's Prime Rate, Borrower may prepay the Revolving Loan without any penalty or premium.
          (b) Fixed Rate Loans. If the interest rate selected by the Borrower is LIBOR, Borrower may prepay a LIBOR Advance, as such term is defined in the Note, without any penalty or premium upon the maturity of such LIBOR Advance. At any time that (i) there is a LIBOR Advance outstanding, and
(ii) Fleet in its sole discretion should determine that current market conditions can accommodate a prepayment request, the Borrower shall have the right at any time and from time to time to prepay the LIBOR Advance in whole (but not in part), and the Borrower shall pay to Fleet a yield maintenance fee in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the maturity date of the term chosen for the LIBOR Advance as to which the prepayment is made, shall be subtracted from the "cost of funds" component of the of the fixed rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen for the LIBOR Advance as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the number of days remaining in the designated term using the above referenced United States Treasury security rate and the number of days remaining in the term chosen for the LIBOR Advance as to which the prepayment is made. The resulting amount shall be the yield maintenance fee due to Fleet upon prepayment of the LIBOR Advance. If by reason of an Event of Default Fleet elects to declare the Loan to be immediately due and payable, then any yield maintenance fee with respect to the Loan shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.
     IV.     CONDITIONS OF LENDING.
     Without limiting Fleet's discretion not to make the Revolving Loan, Borrower agrees that the Loans are subject to fulfillment by Borrower of the following conditions precedent, all in form, scope and substance satisfactory to Fleet and its counsel in their sole discretion:
          (a) Evidence of Corporate and Company Action. Fleet shall have received certified copies of all corporate and company action taken by Borrower to authorize the execution, delivery and performance of this Agreement, the Note, the other Loan Documents, and the borrowings to be made hereunder, together with copies of Borrower's Certificate of Incorporation and Bylaws, all amendments thereto, and such other papers and documents as Fleet or its counsel may require.
          (b) Note. Fleet shall have received the duly executed Note drawn to its order.
          (c) UCC-1 Financing Statements. Fleet shall have received from Borrower duly executed UCC-1 Financing Statements and such other documents as Fleet deems necessary or proper to perfect its security interest in the Collateral.

          (d) Insurance. Fleet shall have received evidence of hazard and liability insurance in such amounts and with such companies satisfactory to Fleet, and Fleet shall be named as a loss payee on all such insurance.
          (e) Opinion of Counsel. Borrower shall provide Fleet with an opinion from counsel in form and content satisfactory to Fleet opining to, among other things, the valid, binding and enforceable nature of the Loan Documents and the authority of Borrower to enter into the Loan Documents.
          (f) Other. Fleet shall have received such other documents as it deems necessary.
     V.     REPRESENTATIONS AND WARRANTIES.
     Borrower represents and warrants to Fleet that:
          (a) Good Standing and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state or province, as the case may be, of its incorporation. Borrower has all requisite corporate power and authority to own and operate its properties and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction wherein the character of the properties owned or leased by it therein or in which the transaction of its business therein makes such qualification necessary.
          (b) Corporate Authority. Borrower has full power and authority to enter into and perform the obligations under this Agreement and to make the borrowings contemplated, to execute and deliver the Note and the other Loan Documents and to incur the obligations provided for, all of which have been duly authorized by all necessary and proper corporate action. No other consent or approval or the taking of any other action in respect of shareholders or of any public authority is required as a condition to the validity or enforceability of this Agreement, the Note, or any of the other Loan
Documents. The execution and delivery of this Agreement is for valid purposes and will not violate its Certificate of Incorporation, By-Laws, or any other agreement to which it is a party or by which it is bound.
          (c) Binding Agreements. This Agreement constitutes, and the Note and the other Loan Documents delivered in connection herewith shall constitute, valid and legally binding obligations of Borrower, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.
          (d) Litigation. Except as set forth on the attached Schedule "5(d)", there are no actions, suits, proceedings or investigations pending or, to the knowledge of the officers of Borrower, threatened against Borrower before any court or administrative agency, which either in any case or in the aggregate, if adversely determined, would materially and adversely affect the financial condition, assets or operations of Borrower or which question the validity of this Agreement, the Note, or any of the other Loan Document, or any action to be taken in connection with the transaction contemplated hereby.
          (e) No Conflicting Law or Agreements. The execution, delivery, and performance by Borrower of this Agreement, the Note, and the other Loan Documents (i) do not violate any provision of the Certificate of Incorporation or By-Laws of Borrower, (ii) do not violate any order, decree or judgment, or any provision of any statute, rule or regulation, (iii) do not violate or conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any shareholder agreement, stock preference agreement, mortgage, indenture, or contract to which Borrower is a party, or by which any of its properties are bound, and (iv) do not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of Borrower except as contemplated in this Agreement.
          (f) Taxes. With respect to all taxable periods of Borrower, Borrower has filed all tax returns required to be filed by it and has paid all Federal, state, municipal, franchise, and other taxes shown on such filed returns and has reserved against the same, as required by GAAP, and Borrower knows of no unpaid assessments against it.
          (g)     Financial Statements.    Borrower has delivered to Fleet its
company-prepared financial statements as of December 31, 1996.  Such statements fairly present the consolidated financial condition of Borrower as of the dates and for the periods referred to therein and have been prepared in accordance with GAAP applied on a consistent basis by Borrower throughout the periods involved. There are no liabilities, direct or indirect, fixed or contingent, of Borrower as of the date of the balance sheet which are not reflected therein or in the notes thereto, other than liabilities or obligations not material in amount which are not required to be reflected in corporate balance sheets prepared in accordance with GAAP. There has been no material adverse change in the financial condition, business, operations, affairs or prospects of Borrower since the date of such financial statements.
          (h) Existence of Assets and Title Thereto. Borrower has good and marketable title to its properties and assets, including the properties and assets reflected in the financial statements referred to above. These properties and assets are not subject to any mortgage, pledge, lien, lease, security interest, encumbrance, restriction or charge except those permitted under the terms of this Agreement or as set forth in Schedule "5(h)", and none of the foregoing prohibit or interfere with ownership of any of Borrower's assets or the operation of its business presently conducted.
          (i)     Regulations G. T, U and X.    The proceeds of the Loan will
not be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock in contravention of Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.
          (j)     Compliance.  To the best of Borrower's knowledge and
belief, Borrower is not in default with respect to or in violation of any order, writ, injunction or decree of any court or of any Federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency, authority or official, or in violation of any law, statute, rule or regulation to which it or its properties is or are subject, where such default or violation would materially and adversely affect the financial condition of Borrower. Borrower represents that it has not received notice of any such default from any party. Borrower is not in default in the payment or performance of any of its obligations to any third parties or in the performance of any mortgage, indenture, lease, contract or other agreement to which it is a party or by which any of its assets or properties are bound.
          (k) Leases. Borrower enjoys quiet and undisturbed possession under all leases under which it is operating, and all such leases are valid and subsisting and Borrower is not in default under any of its leases.
          (l) Pension Plans. To the best of Borrower's knowledge, no fact, including but not limited to any "Reportable Event", as that term is defined in Section 4043 of ERISA, as the same may be amended from time to time exists in connection with any Plan of each of Borrower which might constitute grounds for termination of any such Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a Trustee to administer any such Plan. No "Prohibited Transaction" as defined by ERISA exists or will exist upon the execution and delivery of this Agreement or the performance by the parties hereto of their respective duties and obligations hereunder. Borrower agrees to do all acts including, but not limited to, making all contributions necessary to maintain compliance with ERISA and agrees not to terminate any such Plan in a manner or do or fail to do any act which could result in the imposition of a lien on any property of any of Borrower pursuant to Section 4068 of ERISA. Borrower has not incurred any withdrawal liability under the Multiemployer Pension Plan Amendment Act of 1980. Borrower has no unfunded liability in contravention of ERISA.
          (m) Office. The chief executive office and principal place of business of Borrower, and the office where its records concerning Collateral are kept are as set forth in the first paragraph of this Agreement.
          (n)     Places of Business.  Borrower has no other places of
business and locates no Collateral, specifically including books and records, at any location other than those set forth in the attached Schedule "5(n)".
          (o) Contingent Liabilities. Except as set forth on the attached Schedule "5(o)", Borrower is not a party to any suretyship, guarantyship, or other similar type agreement; and it has not offered its endorsement to any individual, concern, corporation or other entity or acted or failed to act in any manner which would in any way create a contingent liability that does not appear in the financial statements referred to above.
          (p) Contracts. No contract, governmental or otherwise, to which Borrower is a party, is subject to renegotiation, nor is Borrower in default of any material contract.
          (q) Union Contracts and Pension Plans. Borrower is not a party to any collective bargaining, union or pension plan agreement, except as set forth on the attached Schedule "5(q)". The union contracts set forth on Schedule "5(q)" are in full force and effect and are not currently subject to renegotiation. Borrower is in full compliance with the terms and conditions of all such union contracts and knows of no threatened work stoppage by any union members.
          (r) Stock Matters. There are no options or rights outstanding to purchase any of Borrower's capital stock, except as set forth on the attached Schedule "5(r)".
          (s) Licenses. To the best of Borrower's knowledge and belief, Borrower has all licenses, permits, approvals and other authorizations required by any government, agency or subdivision thereof, or from any licensing entity necessary for the conduct of its business, all of which Borrower represents to be current, valid and in full force and effect.
          (t) Collateral. Borrower is and shall continue to be the sole owner of the Collateral free and clear of all liens, encumbrances, security interests and claims except the liens and the security interests granted to Fleet hereunder. Borrower is fully authorized to sell, transfer, pledge or grant to Fleet a security interest in each and every item of the Collateral; all documents and agreements related to the Collateral shall be true and correct and in all respects what they purport to be; all signatures and endorsements that appear thereon shall be genuine and all signatories and endorsers shall have full capacity to contract; none of the transactions underlying or giving rise to the Collateral shall violate any applicable state or Federal laws or regulations; all documents relating to the Collateral shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; and Borrower agrees to defend the Collateral against the claims of all persons other than Fleet.
          (u) Financial Information. All financial information including, but not limited to, information relating to the Accounts, Equipment, and Inventory, submitted by Borrower to Fleet, whether previously or in the future, is and will be true and correct in all material respects, and is and will be complete insofar as may be necessary to give Fleet a true and accurate knowledge of the subject matter.
          (v) Environmental Health and Safety Laws. Borrower has not received any notice, order, petition, or similar document in connection with or arising out of any violation or possible violation of any environmental health or safety law, regulation or order, and Borrower knows of no basis for any such violation or threat thereof for which it may become liable.
          (w) Parent, Affiliate or Subsidiary Corporations. Borrower has no parent corporation and, except as set forth on the attached Schedule
"5(w)", has no domestic or foreign Affiliate or Subsidiary corporations.
     VI.     COVENANTS.
     6.01     FINANCING REPORTING.  Borrower covenants and agrees that from the date hereof until payment in full of all Obligations and the termination of this Agreement, Borrower shall furnish to Fleet the following, all to be prepared on a consolidating basis and in conformity with GAAP, applied on a basis consistent with the preceding period:
          (a) within ninety (90) days after the end of each fiscal year, Borrower shall provide audited annual financial statements of Borrower prepared by independent certified public accountants of recognized standing selected by Borrower and acceptable to Fleet (the form of such statements to be satisfactory to Fleet), showing the operations and financial condition of Borrower on a consolidated basis at the close of such year;
          (b) within forty-five (45) days after the end of each quarter of each year, quarterly financial statements prepared by the management of Borrower (the form of such statements to be satisfactory to Fleet), showing the operations and financial condition of Borrower at the close of such fiscal quarters;
          (c) within fifteen (15) days after the end of each month, Borrower shall provide an accounts receivable aging;
          (d)     within fifteen (15) days after the end of each month
Borrower shall provide monthly Borrowing Base Certificates in the form of the attached Exhibit "C";
          (e) within sixty (60) days of the end of each quarter and within one hundred twenty (120) days of the end of Borrower's fiscal year, a Certificate of Compliance of Borrower in the form of the attached Exhibit "B" and signed by the President of Borrower;
          (f) within one hundred twenty (120) days after the end of each fiscal year, Borrower shall provide projected financial statements;
          (g)     as is required by the Securities and Exchange Commission,
but in any event not later than 90 days of the end of Borrower's fiscal year, Borrower shall provide Form 8K and Form 10K.
          (h)     promptly upon Fleet's written request from time to time,
such other information about the financial condition and operations of
Borrower as Fleet may reasonably request.
     6.02 AFFIRMATIVE COVENANTS. Borrower covenants and agrees from the date hereof until payment in full of all obligations and termination of this Agreement, Borrower shall:
          (a)     Insurance and Endorsement.    Keep its properties and
business insured against fire and other hazards (so-called "All Risk"
coverage) in amounts and with companies reasonably satisfactory to Fleet covering such risks as are herein set forth; maintain public liability coverage, against claims for personal injuries or death; and maintain all worker's compensation, employment or similar insurance as may be required by applicable law. All insurance shall be in amounts reasonably satisfactory to Fleet and shall contain such terms, be in such form, be for such periods, and be written by carriers duly licensed by the state of Connecticut and reasonably satisfactory to Fleet. Without limiting the generality of the foregoing, such insurance must provide that it may not be canceled without thirty (30) days prior written notice to Fleet. With respect to the
Collateral, Borrower shall cause Fleet to be endorsed as a loss payee. In the event of failure to provide and maintain insurance as so provided, Fleet may, at its option, provide such insurance and charge the amount to the Revolving Loan. Borrower shall furnish to Fleet certificates or other satisfactory evidence of compliance with the foregoing insurance provisions. Borrower irrevocably appoints Fleet as its attorney-in-fact, coupled with an interest, to make proofs of loss and claims for insurance, and to receive payments of the insurance and execute all documents, checks and drafts in connection with payments of the insurance.
          (b) Taxes and Other Liens. Comply with all statutes and government regulations and pay all taxes, assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against it or its property which, if unpaid, might become a lien or charge against Borrower or its properties, except liabilities being contested in good faith and against which, if requested by Fleet, Borrower shall set up reserves in amounts and in form reasonably satisfactory to Fleet.
          (c) Place of Business. Maintain its chief place of business and chief executive offices at the address set forth in the beginning of this Agreement.
          (d) Inspections. After reasonable notice and during normal business hours, allow Fleet by or through any of its officers, attorneys, accountants, or other agents designated by Fleet, for the purpose of ascertaining whether or not each and every provision hereof and of the other Loan Documents, is being performed, to enter the offices and plants of
Borrower or its subsidiaries to examine or inspect any of the properties, books and records or extracts therefrom, to make copies of such books and records or extracts therefrom, and to discuss the affairs, finances, and accounts with Borrower all at such times and as often as Fleet or any representatives of Fleet may reasonably request.
          (e) Litigation. Advise Fleet of the commencement or threat of litigation, including arbitration proceedings and any proceedings before any governmental agency, which is instituted against Borrower and is reasonably likely to have a material adverse effect upon the condition, financial, operating, or otherwise, of Borrower.
          (f) Maintain Existence. Maintain its corporate existence and comply with all applicable statutes, rules, and regulations.
          (g)     Maintain Assets.    Maintain its properties in good repair,
working order, and operating condition. Borrower shall immediately notify
Fleet of any event causing material loss in the value of its assets.
          (h)     ERISA.  Comply in all material respects with ERISA.
          (i)     Notice of Certain Events.  Give prompt written notice to
Fleet of:
          (i)     any dispute that arises between Borrower and any
governmental regulatory body or law enforcement agency;
          (ii) any labor controversy resulting or likely to result in a strike or work stoppage against Borrower;
          (iii) any proposal by any public authority to acquire the assets or business of any of Borrower;
          (iv) the location of any Collateral other than at any of Borrower's places of business disclosed in this Agreement other than (1) Collateral in transit in the ordinary course of Borrower's business, and (2) Collateral valued at less than $100,000.00 in the aggregate;
          (v) any proposed or actual change of the name, identity, or corporate structure of Borrower;
               (vi) any other matter which has resulted or is likely to result in a material adverse change in the financial condition or operations of Borrower; and
          (vii) any information received by Borrower with respect to Accounts that may materially affect the value of the Accounts or the rights and remedies of Fleet with respect to the Accounts.
          (j) Defaults. Give prompt written notice to Fleet upon the occurrence of any Default or of any event which, but for giving of notice or passage of time or both, would constitute an Event of Default, signed by the president or chief financial officer of Borrower describing such occurrence and the steps, if any, being taken to cure the Default.
          (k) Account Duties. Comply with any and all Federal, state, and local laws affecting its business, including, but not limited to, payment of all Federal, state and provincial taxes. Borrower agrees to indemnify and hold Fleet harmless from all claims, actions and losses, including reasonable attorneys' fees and costs actually incurred by Fleet arising from any contention, that there has been a failure to comply with such laws.
          (l) Collateral Duties. Do whatever Fleet may reasonably request from time to time by way of obtaining, executing, delivering, and filing financing statements, assignments, landlord's or mortgagee's waivers, and other notices and amendments and renewals thereof, and Borrower will take such actions as Fleet shall reasonably request in order to create and maintain a valid and enforceable first lien upon, pledge of, and first priority security interest in, any and all of the Collateral. If Borrower fails to timely provide financing statements, Fleet is authorized to file financing statements without the signature of Borrower and to execute and file such financing statements on behalf of Borrower as specified by the Uniform Commercial Code to perfect or maintain its security interest in all of the Collateral. All charges, expenses and fees which Fleet incurs in filing any of the foregoing, together with costs and expenses of any lien search required by Fleet, and any taxes relating thereto, shall be charged to the balance of the Revolving Loan and added to the Obligations.
          (m) Audit by Bank; Fees. Permit Fleet to audit the books and records of Borrower at such times and in such manner and detail as Fleet deems, in its reasonable discretion, are necessary. Borrower shall promptly pay Fleet all audit fees and any reasonable out-of-pocket expenses incurred in connection with any such audit. Fleet may charge any such audit fees and out-of-pocket expenses to Borrower's deposit account.
          (n)     Officers and Directors. Promptly notify Fleet in writing
upon any changes or additions to any of Borrower's officers or directors or the occurrence of a Change of Control.
     6.03 NEGATIVE COVENANTS. Borrower covenants and agrees that from the date hereof until payment in full of all Obligations and termination of this Agreement, Borrower shall not without the prior written consent of Fleet:
          (a) Encumbrances. Incur or permit to exist any lien, mortgage, charge, or other encumbrance against any of its properties or assets, whether now owned or hereafter acquired, including the Collateral, except: (i) liens required or expressly permitted by this Agreement; (ii) pledges or deposits in connection with or to secure worker's compensation, unemployment, or liability insurance; and (iii) tax liens which are being contested in good faith and in compliance with this Agreement.
          (b) Limitation on Indebtedness. Except as set forth on the attached Schedule "6.03(b)", create, incur or guaranty any indebtedness or obligation, borrow money from, or issue or sell any obligations of Borrower to any lender or Person other than Fleet, except in the ordinary course of business.
          (c) Contingent Liabilities. Assume, guaranty, endorse or otherwise become liable upon the obligations of any person, firm or corporation, or enter into any purchase or option agreement or other arrangement having substantially the same effect as such a guarantee, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.
          (d) Consolidation or Merger. Merge into or consolidate with or into any corporation or entity.
          (e) Loans, Advances, Investments. Use the proceeds of the Loan, either directly or indirectly, to make or permit to exist any loans or advances to (other than in the ordinary course of business), or purchase any stock, other than securities or evidences of indebtedness, or make or permit to exist any investment, including without limitation the acquisition of stock of a corporation, or acquire any interest whatsoever in, any other person or entity.
          (f) Acquisition of Stock of Borrower. Purchase, acquire, redeem or retire, or make any commitment to purchase, acquire, redeem or retire any of the common stock of any Borrower, whether now or hereafter outstanding.
          (g) Sale and Lease of Assets. Sell, lease or otherwise dispose of any of its assets, except in the ordinary course of business.
          (h)     Name Changes. Change its corporate or company name or
conduct its business under any trade name other than as set forth in this Agreement.
          (i)     Change of Control. Suffer any Change of Control of Borrower.
          (j) Prohibited Transfers. Transfer, in any manner, either directly or indirectly, any cash, property, or other assets to any parent or any Affiliate or Subsidiary, and except for any sales made in the ordinary course of business and for fair consideration on terms no less favorable than if such sale had been an arms-length transaction between Borrower and an unaffiliated entity.
          (k)     Use of Proceeds.    Apply any of the proceeds from the Loans
to any Affiliate or Subsidiary.
          (l) No Management/Ownership Change. Suffer any change in the management or ownership of Borrower which Fleet deems, in its reasonable discretion, to be a material adverse change.
          (m)     Leasebacks. Lease any real estate or other capital asset
from any lessor who shall have acquired such property from Borrower.
          (n) Business Operations. Engage in any business other than the business in which it is currently engaged or a business reasonably related thereto.
          (o) Assignment of Claims Act. Take any action or fail to take any action, either directly or indirectly, or cooperate in any way, so as to allow any party, other than Fleet, to comply with the Federal Assignment of Claims Act.
          (p)     Distributions.     Make any distributions (the
"Distributions") of cash or other assets of Borrower other than salaries, bonuses and other ordinary and necessary business expenses of employees of Borrower.
          (q) Dividend. Declare or pay any cash dividend on Borrower's capital stock or make any other Distribution with respect to Borrower's capital stock or redeem, retire, purchase or otherwise acquire, directly or indirectly, for value or set apart any sum for the redemption, retirement, purchase or other acquisition of, directly or indirectly, any share of Borrower' capital stock, unless after giving effect hereto, Borrower is in compliance with the Financial Covenants as set forth in Section 6.04.
          (r) Contingent Liabilities. Assume, guaranty, endorse or otherwise become liable upon the obligations of any Person, except as required by this Agreement and by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.
          (s) Investment, Loans. Guarantees, Revolving Loans. Lend or advance money, credit or property to any Person, or invest in (by capital contribution, creation of subsidiaries or otherwise), or purchase or repurchase the stock or indebtedness, or all or a substantial part of the assets of properties, of any Person, or enter into any exchange of securities with any Person, or guaranty, assume, endorse, or otherwise become responsible for (directly or indirectly or by any instrument having the effect of assuring any Person's payment or performance or capability) the indebtedness, performance, obligations, stock, or dividends of any Person, or agree to do any of the foregoing, or permit or suffer any Subsidiary to do so, except:
     (i)     endorsement of negotiable instruments for deposit or collection in the ordinary course of business;
     (ii) investments representing the indebtedness of any Person owing as a result of the sale of goods by Borrower or Borrower' Subsidiaries in the ordinary course of business;
     (iii) the extension of credit to customers in the ordinary course of business.
          (t) Immigration. Hire any employee in violation of any law or regulating immigration and naturalization.
     6.04     FINANCIAL COVENANTS.     Borrower agrees and covenants that from
the date hereof until payment in full and performance of all Obligations it shall not, on a consolidated basis:
          (a)     Minimum Tangible Net Worth.  Permit its Tangible Net Worth
to be less than $8,500,000.00 at any time. This covenant shall be tested quarterly.
          (b) Interest Coverage Ratio. Permit its Interest Coverage Ratio to be less than 2.5 to 1.0 at any time. This covenant shall be tested quarterly.
          (c) No Two Consecutive Quarterly Loses: Permit its Net income, as defined by generally accepted accounting principles, to be less than one dollar ($1.00) for two consecutive quarters. This covenant shall be tested quarterly.
          (d) 30-Day Annual Cleanup: The Borrower shall maintain a zero outstanding level under the Revolving Loan Note for at least 30 consecutive days during the term of the facility.
     VII.     GRANT OF COLLATERAL.
     To secure the prompt payment and performance of the Obligations, Borrower pledges, assigns, transfers, and grants to Fleet a continuing, first priority lien and security interest in the following property of Borrower (the "Collateral"):
          (a) All domestic accounts (the "Accounts"), as that term is defined in Section 9-106 of the Uniform Commercial Code as in effect from time-to-time in the State of Connecticut (the "UCC"), including, without limitation, all accounts receivable, book debts and other forms of obligations, other than forms of obligations evidenced by Chattel Paper or Instruments, as those terms are defined below, now owned or hereafter received or acquired by or belonging or owing to Borrower, including, without limitation, under any trade name, style, or division thereof, whether arising out of goods sold or services rendered by Borrower or from any other transaction, whether or not the same involves the sale of goods or services by Borrower, including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC, and all of Borrower's rights in to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrower's rights to any goods represented by any of the foregoing, including, without limitation, unpaid seller's rights of rescission, replevin, reclamation or repossessed goods, and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower, whether or not yet earned by performance on the part of Borrower or in connection with any other transaction, now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of such purchase orders and contracts, and all collateral security and guaranties of any kind given by any person with respect to any of the foregoing;
          (b)     All equipment (the "Equipment"), as that term is defined in
Section 9-109(2) of the UCC, now or hereafter owned or acquired by Borrower and, in any event, shall include, without limitation, all machinery, tools, dyes, equipment, furnishings, vehicles, and computers and other electronic data processing and other office equipment, any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto;
          (c)     All inventory (the "Inventory"), as that term is defined in
Section 9-109(4) of the UCC, wherever located, now or hereafter owned or acquired by Borrower and, in any event, shall include all inventory, merchandise, goods and other personal property which are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not such inventory is listed on any schedules, assignments or reports furnished to Fleet from time-to-time and whether or not the same is in transit or in the constructive, actual, or exclusive occupancy or possession of Borrower or is held by Borrower or by others for Borrower's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of Borrower or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons;
          (d)     All proceeds (the "Proceeds"), as that term is defined in
Section 9-306(1) of the UCC, and in any event shall include, without limitation, (i) any and all Accounts, Chattel Paper, Instruments, cash and other proceeds payable to Borrower from time-to-time in respect of any of the foregoing collateral security, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time-to-time with respect to any of the collateral security, (iii) any and all payments (in any form whatsoever) made or due and payable to Borrower from time-to-time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the collateral security by any governmental body, authority, bureau, or agency (or any person acting under color of governmental authority) and (iv) any and all other amounts from time-to-time paid or payable under or in connection with any of the collateral security.
     VIII.     DEFAULT.
     8.01     EVENTS OF DEFAULT. The Obligations shall, at the option of
Fleet, become immediately due and payable in full without notice or demand unless otherwise provided in this Agreement upon the occurrence of any of the following events (collectively, "Events of Default" and individually, an
"Event of Default"):
          (a) failure of Borrower to pay any installment of principal or interest or any other Obligation arising under this Agreement, the Note, or the other Loan Documents within 10 days from the date such installment or Obligation becomes due;
          (b) breach of any of the Obligations by Borrower including, without limitation, any covenant, representation, or warranty contained in this Agreement, or of Borrower's failure to perform any act, duty or obligation as required by this Agreement or any of the other Loan Documents which breach or failure is not cured within 15 days after written notice from Fleet to Borrower;
          (c)     the making by Borrower of any material misrepresentation of a material fact to Fleet;
          (d) insolvency (failure of any of Borrower to pay its debts as they mature or when the fair value of Borrower's assets is less than its liabilities) of Borrower, or business failure, appointment of a receiver or custodian, or assignment for the benefit of creditors or the commencement of any proceedings under any bankruptcy or insolvency law by or against Borrower for the Obligations; appointment of a committee of creditors or liquidating banks, or offering of a composition or extension to creditors by, for or of Borrower; however, if an involuntary bankruptcy petition is filed, an Event of Default shall occur if the petition is not dismissed within thirty (30) days of filing;
          (e) the loss, revocation or failure to renew any license or permit now held or hereafter acquired by Borrower which materially affects the ability of the Borrower to continue its operations as presently conducted;
          (f) a default, after any applicable cure period, in any other Loan Document or other agreements between Fleet and Borrower;
          (g) the filing of any lien or security interest, voluntary or involuntary, against the Collateral, which in the case of an involuntary lien is not discharged of record within thirty (30) days of filing;
          (h)     dissolution or termination of existence of Borrower;
          (i) failure by Borrower to pay or perform any other Indebtedness in excess of $5,000 (other than trade debt), or if any such other Indebtedness shall be accelerated, or if there shall exist any default under any instrument, document or agreement governing, evidencing or securing such other Indebtedness;
          (j) a material adverse change in the condition, financial or otherwise, of Borrower as determined by Fleet in its reasonable discretion;
          (k) any judgment entered against the Borrower, net of insurance coverage, that is in excess of $1,000,000.00;
          (l) any judgment that is not fully satisfied within thirty (30) days from the date of judgment.
Upon the happening of any one or more Events of Default, any requirements upon Fleet to make further Revolving Loans shall terminate. Borrower expressly waives any presentment, demand, protest, notice of protest or other notice of any kind. Fleet may proceed to enforce the rights of Fleet whether by suit in equity or by action at law, whether for specific performance of any covenant or agreement contained in this Agreement, the Note, or any other Loan Documents, or in aid of the exercise of any power granted in either this Agreement, the Note, or the other Loan Documents, or it may proceed to obtain judgment or any other relief whatsoever appropriate to the enforcement of such rights, or proceed to enforce any legal or equitable right which it may have by reason of the occurrence of any Event of Default.
     8.02 DECLARED DEFAULT. Upon the occurrence of an Event of Default, Fleet shall have in any jurisdiction where enforcement is sought, in addition to all other rights and remedies which Fleet may have under law and equity, the following rights and remedies, all of which may be exercised with or without further notice to Borrower and without a prior judicial or administrative hearing or notice, which notice and hearing are expressly waived: (a) to enforce or foreclose the liens and security interests created under the Loan Documents, this Agreement or under any other agreement relating to the Collateral by any available judicial procedure or without judicial process, (b) to enter any premises where any Collateral may be located for the purpose of taking possession or removing the same, (c) to sell, assign, lease, or otherwise dispose of Collateral or any part thereof, either at public or private sale, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Fleet, all at Fleet's sole option and as it in its sole discretion may deem advisable, (d) to bid or become purchaser at any such sale if public, free from any right of Borrower of redemption, after sale, which is expressly waived by Borrower, and (e) at the option of Fleet, to apply or be credited with the amount of all or any part of the Obligations owing to Fleet against the purchase price bid by Fleet at any such sale.
     8.03     SPECIFIC POWERS.    (a) Fleet may at any time, after the
occurrence of an Event of Default, at its sole discretion: (i) give notice of assignment to any Account debtor of Borrower; (ii) collect Accounts directly and charge the collection costs and expenses to Borrower's demand deposit account; (iii) settle or adjust disputes and claims directly with Account debtors of Borrower for amounts and upon terms which Fleet considers advisable, and credit the demand deposit account with the net amounts received in payment of Accounts; (iv) exercise all other rights granted in this Agreement and the other Loan Documents; (v) receive, open and dispose of all mail addressed to Borrower and notify the Post Office authorities to change the address for delivery of Borrower's mail to an address designated by Fleet; (vi) endorse the name of Borrower on any checks or other evidence of payment that may come into possession of Fleet and on any invoice, freight or express bill, bill of lading or other documents; (vii) in the name of Borrower or otherwise, demand, sue for, collect, and give acquittance for any and all monies due or to become due on Accounts; (viii) compromise, prosecute, or defend any action, claim or proceeding concerning Accounts; and (ix) do any and all things necessary and proper to carry out the purposes contemplated in this Agreement, to carry out the purposes contemplated in this Agreement, the other Loan Documents, and any other agreement between the parties.
          (b) Fleet and any person acting as its attorney hereunder shall not be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for bad faith and willful misconduct. Borrower agrees that the powers granted hereunder, being coupled with an interest, shall be irrevocable so long as any Obligation remains unsatisfied. Notwithstanding the foregoing, it is understood that Fleet is under no duty to take the foregoing actions and that after having made demand upon the account debtors of Borrower for payment, Fleet shall have no further duty as to the collection or protection of Accounts or any income therefrom and no further duty to preserve any rights pertaining thereto, other than the safe custody thereof.
     8.04     DUTIES AFTER DEFAULT.   (a) Borrower will, at Fleet's request,
assemble all Collateral and make it available to Fleet at places which Fleet may reasonably select and will make available to Fleet all premises and facilities of Borrower for the purpose of Fleet taking possession of
Collateral or of removing or putting the Collateral in salable form. In the event any goods called for in any sales order, contract, invoice, or other instrument or agreement evidencing or purporting to give rise to any Account shall not have been delivered or shall be claimed to be defective by any customer, Fleet shall have the right in its discretion to use and deliver to such customer any goods of Borrower to fulfill such order, contract or the like so as to make good any such Account. If any Collateral shall require repairing, maintenance, preparation, or the like, or is in process or other unfinished state, Fleet shall have the right, but shall not be obligated, to do such repairing, maintenance, preparation, processing, or completion of manufacturing for the purpose of putting the same in such salable form as
Fleet shall deem appropriate, but Fleet shall have the right to sell or dispose of such Collateral without such processing.
          (b) The net cash proceeds resulting from the collection, liquidation, sale, lease, or other disposition of Collateral shall be applied first to the expenses, including all reasonable attorneys' and professional fees, of retaking, holding, storing, processing, and preparing for sale, selling, collecting, liquidating, and the like and then to the satisfaction of all Obligations, application as to particular Obligations or against principal or interest to be at Fleet's sole discretion and the balance of the proceeds, if any, shall be paid to Borrower. Borrower shall be liable to Fleet and shall pay to Fleet on demand any deficiency which may remain after such sale, disposition, collection or liquidation of Collateral.
     8.05 BORROWER'S INDEMNIFICATION. Fleet shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the liquidation of any of the Collateral, including the settlement, collection or payment of any of the Collateral accounts or any instrument received in payment thereof, or any damage resulting therefrom. Borrower shall indemnify and hold harmless Fleet against and from any claim, loss or damage arising out of the liquidation of any of the Collateral, including the settlement, collection or payment of any of the Collateral accounts or any instrument received in payment thereof, provided that Fleet acted in a commercially reasonable manner in its liquidation of any of the Collateral.
     8.06 CUMULATIVE REMEDIES. The enumeration of Fleet's rights and remedies set forth in this Section is not intended to be exhaustive, and the exercise by Fleet of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and shall be in addition to any other right or remedy given hereunder or under any other agreement between the parties or which may now or hereafter exist in law or at equity or by suit or otherwise. No delay or failure to take action on the part of Bank in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any event of default. No course of dealing between Borrower and Fleet or their employees shall be effective to change, modify, or discharge any provision of this Agreement or to constitute a waiver of any default.
     IX.     MISCELLANEOUS.
     9.01 EXPENSES. Borrower agrees to pay all expenses (including reasonable fees and expenses of Fleet or its counsel) incidental to the collection of monies due hereunder or under the Notes or the other Loan Documents or the enforcement of the rights (including the protection thereof) of Fleet under any provisions of this Agreement, and the Note and the other Loan Documents.
     9.02     SET-OFF. Borrower gives Fleet a lien and right of set off for all the Obligations upon and against all its deposits, credits, collateral, and property now or hereafter in the possession or control of Fleet or in transit to it. Fleet may, upon demand or the occurrence of any Event of Default, apply or set off the same, or any part thereof, to any Obligations of Borrower to Fleet.
     9.03 COVENANTS TO SURVIVE. BINDING AGREEMENT. All covenants, agreements, warranties, and representations made herein, in the Note, in the other Loan Documents, and in all certificates or other documents of Borrower shall survive the advances of money made by Fleet to Borrower and the delivery of the Note, and the other Loan Documents. All such covenants, agreements, warranties, and representations shall be binding upon Borrower and its successors and assigns, and inure to the benefit of Fleet and its successors and assigns, whether or not so expressed.
     9.04 CROSS-COLLATERALIZATION. All Collateral which Fleet may at any time acquire from Borrower or from any other source in connection with Obligations arising under this Agreement and the other Loan Documents shall constitute collateral for each and every Obligation, without apportionment or designation as to particular Obligations. All Obligations, however and whenever incurred, shall be secured by all Collateral however and wherever acquired. Fleet shall have the right, in its sole discretion, to determine the order in which its rights in or remedies against any Collateral are to be exercised and which type of Collateral or which portions of Collateral are to be proceeded against and the order of application of proceeds of Collateral as against particular Obligations.
     9.05     CROSS-DEFAULT. The Loan shall be cross-defaulted with current and future financing accommodations extended or to be extended by Fleet to Borrower so that a default under any loan to Borrower shall be an Event of Default hereunder and under all of the other loans extended by Fleet.
     9.06 AMENDMENTS AND WAIVERS. This Agreement, the Note, the other Loan Documents, and any term, covenant, or condition hereof or thereof may not be changed, waived, discharged, modified or terminated except by a writing executed by the parties. The failure on the part of Fleet to exercise, or Fleet's delay in exercising, any right, remedy or power hereunder or under the Note or the other Loan Documents shall not preclude any other or future exercise thereof, or the exercise of any other right, remedy or power.
     9.07 NOTICES. All notices, requests, consents, demands and other communications shall be in writing and shall be mailed by registered or certified first class mail or delivered by an overnight courier to the respective parties to this Agreement as follows:
If to Borrower:                Cognitronics Corporation
                         3 Corporate Drive
                         Danbury, Connecticut 06810
                         Attention: Brian J. Kelley
     with a copy to:          Diserio Martin O'Connor & Castiglioni
                         One Atlantic Street
                         Stamford, Connecticut  06901
                         Attention: Brian T. O'Connor

If to the Bank:               Fleet National Bank
                         One Landmark Square
                         Stamford, Connecticut 06901
                         Attention: John V. Raleigh

     with a copy to:          Brody and Ober, P.C.
                         135 Rennell Drive
                         Southport, Connecticut  06490
                         Attention: Seth L. Cooper

     9.08 TRANSFER OF INTEREST. Borrower agrees that Fleet, in its sole discretion and upon prior written notice to Borrower, may freely sell, assign or otherwise transfer participations, portions, co-lender interests, or other interests in all or any portion of the indebtedness, liabilities or obligations arising in connection with or in any way related to the financing transactions of which this Agreement is a part. In the event of any such transfer, the transferee may, in Fleet's sole discretion, have and enforce all the rights, remedies and privileges of Fleet. Borrower consents to the release by Fleet to any potential transferee of any and all information including, without limitation, financial information pertaining to Borrower as Fleet, in its sole discretion, may deem appropriate. If such transferee so participates with Fleet in making loans or advances hereunder or under any other agreement between Fleet and Borrower, Borrower grants to such transferee and such transferee shall have and is hereby given a continuing lien and security interest in any money, securities, or other property of Borrower in the custody or possession of such transferee, including the right of set off, to the extent of such transferee's participation in the Obligations.
     9.09 SECTION HEADINGS, SEVERABILITY, ENTIRE AGREEMENT. Section and subsection headings have been inserted herein for the convenience of Fleet only and shall not be construed as part of this Agreement. Every provision of this Agreement, the Note, and the other Loan Documents is intended to be severable; if any term or provision of this Agreement, the Note, the other Loan Documents, or any other document delivered in connection herewith shall be invalid, illegal, or unenforceable for any reason whatsoever, the validity, legality, and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. All Exhibits and Schedules to this Agreement shall be deemed to be part of this Agreement. This Agreement, the other Loan Documents, and the Exhibits and Schedules attached hereto and thereto embody the entire agreement and understanding between Borrower and Fleet and supersede all prior agreements and understandings relating to the subject matter hereof unless otherwise specifically reaffirmed or restated herein.
     9.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered shall be an original, and it shall not be necessary when making proof of this Agreement to produce or account for more than one counterpart.
     9.11 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement and the other Loan Documents, and all transactions, assignments and transfers hereunder and thereunder, and all the rights of the parties, shall be governed as to validity, construction, enforcement and in all other respects by the laws of the State of Connecticut. Borrower agrees that any Superior Court or United States District Court for the District of Connecticut located in Fairfield County shall have jurisdiction to hear and determine any claims or disputes pertaining to the financing transactions of which this Agreement is a part and to any matter arising or in any way related to this Agreement or any other agreement between Fleet and Borrower. Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding.
     9.12 UNIFORM COMMERCIAL CODE. Borrower shall comply with, and Fleet shall have all the rights and remedies of a secured party under the Uniform Commercial Code, as enacted in Connecticut, as amended.
     9.13 FURTHER ASSURANCES. At the request of Fleet, Borrower agrees that at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Fleet may request, in order to perfect and protect any security granted or purported to be granted hereby including, but not limited to UCC-l financing statements, or to enable Fleet to exercise and enforce its rights and remedies hereunder.

     9.14 PREJUDGMENT REMEDY WAIVER; WAIVERS. BORROWER ACKNOWLEDGES THAT THE LOAN AND SECURITY INTERESTS EVIDENCED HEREBY ARE COMMERCIAL TRANSACTIONS AND WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH FLEET MAY DESIRE TO USE, AND FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST, AND NOTICE OF ANY RENEWALS OR EXTENSIONS. BORROWER ALSO WAIVES IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT BY FLEET THE RIGHT TO ASSERT WITH REGARD TO THIS AGREEMENT, ANY OFFSETS OR COUNTERCLAIMS IT MIGHT HAVE. BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY, AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.
     9.15 JURY TRIAL WAIVER. BORROWER WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART OR THE ENFORCEMENT OF ANY OF FLEET'S RIGHTS. BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY, AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.
     The parties have executed this Agreement on July 31, 1997.
Signed in the presence of:               COGNITRONICS CORPORATION

______________________________
                              By_________________________________
______________________________     Brian J. Kelley
                              Its President, duly authorized



                              FLEET NATIONAL BANK
_____________________________

_____________________________     By__________________________________
                              John V. Raleigh
                              Its Vice President
STATE OF CONNECTICUT     )
                         ) ss: Stamford
COUNTY OF FAIRFIELD     )

     On this the 31st day of July, 1997, before me, the undersigned officer, personally appeared Brian J. Kelley who acknowledged himself to be the President of COGNITRONICS CORPORATION, a New York corporation, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained and acknowledged the same to be his free act and deed individually and as such officer, and the free act and deed of the corporation.

     IN WITNESS WHEREOF, I hereunto set my hand.
                    _________________________________
                    Commissioner of the Superior Court


STATE OF CONNECTICUT     )
                         ) ss: Stamford
COUNTY OF FAIRFIELD     )

     On this the 31st day of July, 1997, before me, the undersigned officer, personally appeared John V. Raleigh, who acknowledged himself to be the Vice

President of FLEET NATIONAL BANK, a national banking association, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained and acknowledged the same to be his free act and deed individually and as such officer, and the free act and deed of the national banking association.

     IN WITNESS WHEREOF, I hereunto set my hand.

                    _________________________________
Commissioner of the Superior Court